Exhibit 99.1

FIRST AMENDMENT TO AMENDED AND RESTATED

UNIT PURCHASE RIGHTS AGREEMENT

This First Amendment to the Amended and Restated Unit Purchase Rights Agreement dated as of June 7, 2007 (the “Amendment”), is between Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Partnership and the Rights Agent are parties to an Amended and Restated Unit Purchase Rights Agreement dated as of July 20, 2006 (the “Agreement”);

WHEREAS, pursuant to Section 27 of the Agreement, the Partnership desires and directs the Rights Agent to amend the Agreement in the manner set forth below; and

WHEREAS, in accordance with Section 27 of the Agreement, the Partnership has delivered a certificate from an appropriate officer of the Partnership stating that this Amendment is in compliance with the terms of Section 27 of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Defined Terms. Except as amended hereby, terms defined in the Rights Agreement shall have the same meanings when used in this Amendment.

Section 2. Amendments to Definitions.

(a) The definition of “Acquiring Person” in Section 1 of the Agreement is amended in its entirety to read as follows:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 5% or more of the Common Units then outstanding but shall not include an Exempt Person (as hereinafter defined). Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of Common Units by the Partnership which, by reducing the number of Units outstanding, increases the proportionate number of Common Units beneficially owned by such Person, together with all Affiliates or Associates of such Person, to 5% or more of the Common Units then outstanding; provided, however, that if a Person, together with all Affiliates or Associates of such Person, shall become the Beneficial Owner of 5% or more of the Common Units then outstanding by reason of Unit purchases by the Partnership and shall, after such Unit purchases by the Partnership, become the Beneficial Owner of any additional Common Units, then such Person shall be deemed to be an Acquiring Person unless upon the consummation of the acquisition of such additional Common Units such Person, together with all Affiliates or Associates of such Person, does not own 5% or more of the Common Units then outstanding.

(b) The definition of “Exempt Person” in Section 1 of the Agreement is hereby amended in its entirety to read as follows:

“Exempt Person” shall mean:

(i) the Partnership, the General Partner, any Subsidiary of the Partnership, any Subsidiary or Affiliate of the General Partner, or any employee benefit plan or employee unit purchase plan of the Partnership or the General Partner or of any Subsidiary of the Partnership or of any Subsidiary or Affiliate of the General Partner, or any trust or other entity organized, appointed, established or holding Units for or pursuant to the terms of any such plan; provided, however, that in the case of the General Partner or its Affiliates, after the date of this Amendment, such Persons do not become the Beneficial Owners of additional Common Units representing, in the aggregate, one percent (1%) or more of the Common Units then outstanding,

(ii) any Person (other than the Persons listed in clause (i) above) who was, together with such Person’s Affiliates and Associates, the Beneficial Owner of five percent (5%) or more but less than fifteen percent (15%) of the then outstanding Common Units on the date of this Amendment, provided that after the date of this Amendment such Person, together with such Person’s Affiliates and Associates, does not (A) become the Beneficial Owner of additional Common Units representing one percent (1%) or more of the then outstanding Common Units, in which case such Person shall be deemed to be an Acquiring Person for purposes of this Agreement, or (B) decrease its percentage ownership below five percent (5%) of the then outstanding Common Units, in which case such Person shall no longer be eligible to be expected from the definition of Acquiring Person by operation of this Subsection), and

(iii) any Person who otherwise would be an Acquiring Person but whom the General Partner determines, in good faith, to have become such inadvertently (including, without limitation, because (A) such person was unaware that he or it was the Beneficial Owner of a percentage of Common Units that otherwise would cause such person to be an Acquiring Person, or (B) such Person was aware of the extent to which he or it is the Beneficial Owner of Common Units but had no actual knowledge of the consequences of being such a Beneficial Owner under this Agreement) and without any intention of changing or influencing control of the Partnership, and if such Person, after being advised of such determination and within a period of time set by the General Partner, divests himself or itself of a sufficient number of Common Units so that such Person would no longer be the Beneficial Owner of 5% or more of the Common Units then outstanding (or in the case of an Exempt Person under clause (b)(ii) above, such Person divests a significant number of Common Units so that such Person would not have become the Beneficial Owner of an additional 1% or more of the Common Units), then such Person shall not be deemed to be or to have become an

Acquiring Person for any purposes of this Agreement; and during any period of time (x) prior to the time the General Partner shall have become aware that such Person would have become an Acquiring Person but for the provisions of this clause (iii), (y) during which the General Partner is making the determination called for under this clause (iii), and (z) during which such Person is divesting himself or itself of a sufficient number of Common Units so that such Person no longer would be the Beneficial Owner of 5% or more of the Common Units then outstanding (or in the case of an Exempt Person under clause (b)(ii) above, such Person divests a sufficient number of Common Units so that such Person would not have become the Beneficial Owner of an additional 1% or more of the Common Units), such Person shall not be deemed to be or to have become an Acquiring Person for any purpose under this Agreement.

(c) The references to 15% under (i) paragraph (a) in the heading “Distribution Date” and (ii) under the heading “Flip-In” in each case of Exhibit B to the Agreement are hereby revised to 5%.

Section 3. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 6. Effect of Amendment. Except as expressly modified herein, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

STAR GAS PARTNERS, L.P.

By:	Kestrel Heat, LLC, its general partner

By:
	Name:	Richard F. Ambury
	Title:	Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:
Name:
Title: